Exhibit 99.1

WABCO Reports Q1 2015 Results; Continues to Outperform Volatile and Decreased Global Commercial Vehicle Market; Updates Guidance for 2015

•	Q1 2015 sales of $652.2 million, up 3.8 percent in local currencies and down 10.6 percent in U.S. dollars from a year ago

•	Q1 2015 operating margin of 14.3 percent on a performance basis, up from 12.3 percent a year ago; operating margin of 13.1 percent on a U.S. GAAP basis, up from 11.5 percent a year ago

•	Q1 2015 diluted EPS of $1.41 on a performance basis, up from $1.28 a year ago; diluted EPS of $1.22 on a U.S. GAAP basis, up from $1.12 a year ago

•	In Q1 2015, WABCO generated $86.5 million in net cash from operating activities and $74.5 million of free cash flow, resulting in a conversion rate of 90 percent of performance net income attributable to the company. Free cash flow excludes payments for streamlining, separation and acquisition items

•	Updates guidance for full year 2015 to reflect strengthening of U.S. dollar and market changes: sales growth to now range from 5 to 10 percent versus previous guidance from 6 to 11 percent in local currencies; full year 2015 diluted EPS on a performance basis to now range from $5.60 to $6.00 versus previous guidance from $5.80 to $6.30; and full year 2015 diluted EPS on a U.S. GAAP basis to now range from $4.76 to $5.26 versus previous guidance from $5.09 to $5.59

BRUSSELS, Belgium, April 23, 2015 – WABCO Holdings Inc. (NYSE: WBC), a leading innovator and global supplier of technologies to improve the safety and efficiency of commercial vehicles, today reported Q1 2015 sales of $652.2 million, up 3.8 percent in local currencies from a year ago and down 10.6 percent in U.S. dollars, reflecting significant strengthening of the U.S. dollar year on year.

“In Q1 2015, we once again demonstrated WABCO’s ongoing ability to generate sales growth that outperforms the commercial vehicle market relative to truck and bus production, as we increased sales by 3.8 percent in local currencies, despite a significant decline of 9.3 percent in new truck and bus builds globally,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“As anticipated, in Q1 2015, North America and India expanded truck and bus production by double-digits respectively, and we strongly outperformed these markets,” said Esculier. “At the same time, new truck and bus builds in Western Europe accelerated more than we had anticipated. However, this market growth was almost entirely offset by unexpected further decline in truck and bus production in Russia and other countries in the Commonwealth of Independent States.”

“Also, truck and bus production in Q1 2015 declined in both China and South America beyond prior expectation,” said Esculier. “But indeed, as anticipated, WABCO significantly outperformed the market in China, the world’s largest for commercial vehicles.”

WABCO reported Q1 2015 performance operating income of $93.5 million, up from $89.8 million a year ago, and operating income was $85.5 million on a U.S. GAAP basis, up from $84.2 million a year ago.

WABCO’s performance operating margin for Q1 2015 was 14.3 percent, up from 12.3 percent a year ago, and operating margin was 13.1 percent on a U.S. GAAP basis, up from 11.5 percent a year ago.

For Q1 2015, WABCO reported performance net income attributable to the company of $83.1 million or $1.41 per diluted share, up from $79.3 million or $1.28 per diluted share a year ago, and Q1 2015 U.S. GAAP net income attributable to the company of $71.9 million or $1.22 per diluted share, up from $69.4 million or $1.12 per diluted share a year ago.

“In Q1 2015, WABCO’s Operating System, our globally standardized management environment, continued to enable fast, flexible responses to volatile market changes, while sustaining robust productivity gains,” said Esculier.

“WABCO’s Operating System delivered $17.0 million of materials and conversion productivity. It generated gross materials productivity of 5.1 percent and achieved conversion productivity of 6.6 percent in our factories,” said Esculier. “The outstanding productivity success that we delivered in Q1 2015 contributed to performance gross profit at 33.1 percent, a new quarterly record.”

During Q1 2015, WABCO generated $86.5 million in net cash from operating activities and $74.5 million of free cash flow, resulting in a conversion rate of 90 percent of performance net income attributable to the company. Free cash flow excludes payments for streamlining, separation and acquisition items.

Since June 2011, WABCO has repurchased 14,152,960 shares for $1,033.6 million in open market transactions as of March 31, 2015. WABCO is further authorized to repurchase up to $438.2 million of additional shares through December 31, 2016.

“In Q1 2015, we continued to demonstrate our ability to transform top-line growth into healthy bottom-line results,” said Esculier. “WABCO achieved a robust incremental operating margin, which delivered above our financial operating framework.” Incremental operating margin refers to the ratio of increase in performance operating income in Q1 2015 and WABCO’s growth in sales.

Recent Highlights

On April 16, 2015, WABCO announced that from Q2 2014 to Q1 2015 it has entered into contracts with customers globally totaling a record $1.1 billion of expected cumulative incremental business, up 10 percent year on year. WABCO achieved this record amount of annual new business despite significant strengthening of the U.S. dollar versus the same period a year ago. WABCO’s record new business includes $810 million from 2015 through 2019, up from $620 million reported a year ago for the five-year period from 2014 through 2018. These contracts represent new incremental business, separate from replacement and renewal of existing contracts. WABCO continues to expect that its annual sales growth will outperform market expansion of new truck and bus builds on average from 8 to 10 percent through 2019.

In Q1 2015, WABCO signed a long-term supply agreement with Hendrickson Trailer Commercial Vehicle Systems to provide an advanced air disc brake (ADB) system for trailers in North America. As part of the agreement, WABCO will launch its innovative MAXX22T™ in North America. It combines WABCO’s leading braking technologies with Hendrickson’s premier medium- and heavy-duty suspension and axle systems. MAXX22T is the commercial vehicle industry’s lightest air disc brake in North America. It contributes to WABCO and Hendrickson’s system that offers overall weight reduction up to 100 lbs on tandem axle trailers, which helps to improve vehicle fuel efficiency or enable increased transport payload.

Also in Q1 2015, WABCO announced that it has further strengthened its partnership with SmartDrive Systems, a leader in driving performance management solutions that help fleets to enhance vehicle safety and operating efficiency. WABCO invested $20 million in U.S.-based SmartDrive Systems and will jointly develop next-generation, video-based analytics solutions for commercial vehicle fleets worldwide. This partnership harnesses the extensive capabilities and know-how of two industry leaders. WABCO pioneers advanced safety and efficiency technologies for truck, bus and trailer makers and fleets. SmartDrive Systems offers unequaled expertise in driver and vehicle data and video analysis.

Recently, WABCO disclosed that three major commercial vehicle manufacturers in China have signed supply agreements to equip their next-generation of trucks and buses for export to Europe with advanced driver assistance technologies. Foton, Yutong Bus and BYD will adopt both WABCO’s industry-leading OnGuardACTIVE™ advanced emergency braking system – which can autonomously apply brakes and bring the vehicle to a complete stop – as well as WABCO’s innovative OnLane™ lane departure warning system.

WABCO announced in Q1 2015 that it will expand its manufacturing capabilities in North America with a new world-class manufacturing site in Charleston, South Carolina, U.S.A., to meet increasing customer demand for its advanced air disc brakes, energy-efficient air compressors and related systems. WABCO will localize air disc brake production in the U.S. while continuing to manufacture air compressors, actuators, and other braking system components in Charleston. Construction of the new 145,000-square-foot facility is expected to be completed by the end of 2015 and fully operational by the first quarter of 2016.

In Q1 2015, WABCO China was honored with an “Excellent Supplier Award” from Yutong Bus, the world’s largest manufacturer of buses. This prestigious award recognizes WABCO’s superlative performance in 2014 and it ranks WABCO top among Yutong’s more than 500 suppliers. It also marks the third time that WABCO has been honored annually with such top recognition and it is the seventh major award granted to WABCO by Yutong in recent years.

WABCO Updates Full Year 2015 Guidance

WABCO expects full year 2015 sales growth to now range from 5 to 10 percent versus previous guidance from 6 to 11 percent in local currencies.

WABCO’s previously disclosed guidance for performance operating margin to range from 14.2 to 15.1 percent remains unchanged; however, previously disclosed guidance for operating margin on a U.S. GAAP basis now ranges from 13.0 to 13.9 percent versus prior guidance from 13.2 to 14.1 percent.

WABCO expects its diluted EPS on a performance basis to now range from $5.60 to $6.00 versus previous guidance from $5.80 to $6.30 and diluted EPS on a U.S. GAAP basis to now range from $4.76 to $5.26 versus previous guidance from $5.09 to $5.59.

In addition, WABCO reiterates that it expects in 2015 to convert between 80 and 90 percent of its performance net income attributable to the company into free cash flow, excluding payments associated with items for streamlining, separation and acquisition.

“In this highly volatile environment, the current pace of weakening of markets such as China, South America, and Russia and other countries in the Commonwealth of Independent States – in conjunction with further strengthening of the U.S. dollar – prompts us to update WABCO’s guidance for full year 2015,” said Esculier. “This guidance still reflects WABCO’s continuous outperformance of markets, while also generating incremental operating margin consistent with our financial operating framework and simultaneously delivering healthy free cash-flow conversion.”

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at http://wabco.client.shareholder.com/ where the press release and financial information will be available under “WABCO Q1 2015 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on April 23 until midnight April 29, 2015. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 7880379.

About WABCO

WABCO (NYSE: WBC) is a leading innovator and global supplier of technologies that improve the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough products and systems for braking, stability, suspension, transmission automation, and aerodynamics. Today, all of the world’s leading truck, bus and trailer manufacturers have WABCO technologies onboard. In addition, WABCO provides the industry with advanced fleet management solutions and aftermarket services. WABCO reported sales of $2.9 billion in 2014. The company is headquartered in Brussels, Belgium, and has 11,000 employees worldwide. For more information, visit www.wabco-auto.com. WABCO’s 2014 Annual Report is now available online at http://ar.wabco-auto.com/2014/.

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q1 2015 results, several tables follow this news release. Sales excluding the effects of foreign exchange and EBIT are non-GAAP financial measures. Additionally, operating income, operating margin, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a

“performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that may mask the underlying operating results of the company, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software; payments for streamlining, separation and acquisition related payments. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended March 31, 2015 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2015 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
(Amounts in millions, except share and per share data)	2015	2014
Sales	$652.2	$729.5
Cost of sales	438.6	511.6

Gross profit	213.6	217.9
Costs and expenses:
Selling and administrative expenses	88.0	92.8
Product engineering expenses	38.4	36.3
Other operating expense, net	1.7	4.6

Operating income	85.5	84.2

Equity income of unconsolidated joint ventures, net	6.6	5.7
Other non-operating income/(expense), net	1.9	(2.3)
Interest (expense)/income, net	(0.7)	0.1

Income before income taxes	93.3	87.7

Income tax expense	18.5	15.8

Net income including noncontrolling interests	74.8	71.9

Less: Net income attributable to noncontrolling interests	2.9	2.5

Net income attributable to Company	$71.9	$69.4

Net income per common share:
Basic	$1.23	$1.13
Diluted	$1.22	$1.12

Cash dividend per share of common stock	$—	$—
Weighted average common shares outstanding:
Basic	58,256,979	61,268,511
Diluted	58,815,328	61,988,737

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share data)	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$403.6	$411.7
Short-term investments	21.7	—
Accounts receivable, less allowance for doubtful accounts: $3.7 in 2015; $4.1 in 2014	462.5	445.6
Inventories:
Finished products	94.8	87.3
Products in process	6.6	7.5
Raw materials	94.2	94.8
Taxes receivable on income	4.1	4.1
Future income tax benefits	18.8	20.8
Guaranteed notes receivable	59.4	52.8
Other current assets	55.7	57.9

Total current assets	1,221.4	1,182.5

Property, plant and equipment, less accumulated depreciation	394.2	424.9
Goodwill	377.9	421.0
Long-term future income tax benefits	241.6	268.7
Investments in unconsolidated joint ventures	21.3	19.6
Intangible assets, net	69.2	78.4
Other Assets	55.6	37.6

Total Assets	$2,381.2	$2,432.7

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$3.4	$8.1
Accounts payable	155.0	121.2
Accrued payroll	97.7	103.9
Current portion of warranties	23.5	25.8
Accrued expenses	55.0	58.5
Other accrued liabilities	106.6	100.2

Total current liabilities	441.2	417.7

Long-term debt	361.0	307.1
Post-retirement benefits	534.8	595.0
Deferred tax liabilities	123.6	129.2
Long-term income tax liabilities	49.1	48.5
Other liabilities	39.3	46.2

Total Liabilities	1,549.0	1,543.7
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,183,825 in 2015; 77,961,040 in 2014; and shares outstanding: 58,074,006 in 2015; 58,425,873 in 2014	0.8	0.8
Capital surplus	837.3	828.3
Treasury stock, at cost: 20,109,819 shares in 2015; 19,535,167 shares in 2014	(1,309.9)	(1,248.1)
Retained earnings	1,735.2	1,663.3
Accumulated other comprehensive income	(480.5)	(402.7)
Total shareholders’ equity	782.9	841.6
Noncontrolling interests	49.3	47.4

Total equity	832.2	889.0

Total Liabilities and Equity	$2,381.2	$2,432.7

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
(Amounts in millions)
Operating activities:
Net income including noncontrolling interests	74.8	71.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18.1	21.4
Amortization of intangibles	4.8	3.0
Equity in earnings of unconsolidated joint ventures, net of dividends received	(1.7)	(0.6)
Non-cash stock compensation	3.7	3.4
Deferred income tax (benefit)/expense	(0.3)	0.9
Post-retirement benefit expense	10.6	8.2
Loss on sale or disposal of property, plant and equipment	0.2	0.2
Changes in assets and liabilities:
Accounts receivable, net	(50.4)	(60.2)
Inventories	(20.3)	(10.4)
Accounts payable	44.4	26.1
Other accrued liabilities and taxes	15.9	8.0
Other current and long-term assets	(6.5)	(18.7)
Other long-term liabilities	(1.7)	0.3
Post-retirement benefit payments	(5.1)	(7.6)

Net cash provided by operating activities	$86.5	$45.9

Investing activities:
Purchases of property, plant and equipment	(13.0)	(19.5)
Investments in capitalized software	(2.9)	(3.7)
Purchases of short-term investments	(22.4)	—
Cost of preferred stock investment	(20.0)	—
Acquisitions of businesses, net	—	(124.6)

Net cash used in investing activities	($58.3)	($147.8)

Financing activities:
Borrowings of long-term revolving credit facilities	54.0	70.0
Net repayments of short-term debt	(4.4)	(13.7)
Purchases of treasury stock	(57.5)	(92.0)
Dividends to noncontrolling interest holders	(1.5)	(1.1)
Proceeds from exercise of stock options	6.8	10.3

Net cash used in financing activities	($2.6)	($26.5)

Effect of exchange rate changes on cash and cash equivalents	(33.7)	(2.5)
Net decrease in cash and cash equivalents	(8.1)	(130.9)
Cash and cash equivalents at beginning of period	411.7	472.8

Cash and cash equivalents at end of period	$403.6	$341.9

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three months ended March 31, 2015 Data Supplement Sheet (Unaudited)

	Three Months Ended March 31
(Amounts in millions, except per share data)	2015	% of Sales/ Adj Sales	2014	% of Sales/ Adj Sales	Chg vs. 2014	% Chg vs. 2014
Sales
Reported	$652.2		$729.5		$(77.3)	-10.6%
Foreign exchange translational effects	105.0		—		105.0

Adjusted Sales	$757.2		$729.5		$27.7	3.8%

Gross Profit
Reported	$213.6	32.8%	$217.9	29.9%	$(4.3)	-2.0%
Streamlining costs	2.0		3.1		(1.1)
Separation costs	0.2		0.1		0.1

Performance Gross Profit	$215.8	33.1%	$221.1	30.3%	$(5.3)	-2.4%
Foreign exchange translational effects	37.8		—		37.8

Adjusted Gross Profit	$253.6	33.5%	$221.1	30.3%	$32.5	14.7%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$128.1	19.6%	$133.7	18.3%	$(5.6)	-4.2%
Streamlining costs	(0.3)		(0.6)		0.3
Separation costs	(0.7)		(0.8)		0.1
Indirect tax related costs	(2.2)		—		(2.2)
Acquisition related costs	(2.6)		(1.0)		(1.6)

Performance Selling, Administrative, Product Engineering Expenses and Other	$122.3	18.8%	$131.3	18.0%	$(9.0)	-6.9%

Foreign exchange translational effects	22.5		—		22.5

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$144.8	19.1%	$131.3	18.0%	$13.5	10.3%

Operating Income
Reported	$85.5	13.1%	$84.2	11.5%	$1.3	1.5%
Streamlining costs	2.3		3.7		(1.4)
Separation costs	0.9		0.9		—
Indirect tax related costs	2.2		—		2.2
Acquisition related costs	2.6		1.0		1.6

Performance Operating Income	$93.5	14.3%	$89.8	12.3%	3.7	4.1%
Foreign exchange translational effects	15.3		—		15.3

Adjusted Operating Income	$108.8	14.4%	$89.8	12.3%	$19.0	21.2%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$71.9		$69.4		$2.5
Income tax expense	18.5		15.8		2.7
Interest income, net	(0.7)		0.1		(0.8)

EBIT	$91.1	14.0%	$85.1	11.7%	$6.0	7.1%
Streamlining costs	2.3		3.7		(1.4)
Separation income	(0.6)		3.2		(3.8)
Indirect tax related costs	2.2		—		2.2
Acquisition related costs	2.6		1.1		1.5

Performance EBIT (Earnings Before Interest and Taxes)	$97.6	15.0%	$93.1	12.8%	$4.5	4.8%
Pre-Tax Income
EBIT	$91.1		$85.1		$6.0
Interest income, net	(0.7)		0.1		(0.8)

Pre-Tax Income	$90.4		$85.2		$5.2
Streamlining costs	2.3		3.7		(1.4)
Separation income	(0.6)		3.2		(3.8)
Indirect tax related costs	2.2		—		2.2
Acquisition related costs	2.6		1.1		1.5

Performance Pre-Tax Income	$96.9		$93.2		$3.7
Tax rate on a performance basis	14.2%		14.9%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$71.9		$69.4		$2.5
Streamlining costs, net of tax	1.6		2.5		(0.9)
Separation income, net of tax	(0.8)		2.7		(3.5)
Indirect tax related costs, net of tax	1.5		—		1.5
Acquisition related costs, net of tax	1.7		0.7		1.0
Tax items	7.2		4.0		3.2

Performance Net Income Attributable to Company	$83.1		$79.3		$3.8

Performance Net Income Attributable to Company per Diluted Common Share	$1.41		$1.28
Common Shares Outstanding - Diluted	58.8		62.0

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘14	27.7		27.7
Increase in adjusted income from ‘14	32.5		19.0

Incremental Income as a % of Sales	117.3%		68.6%
YoY Transactional Foreign Exchange (FX) Impact			(10.8)

Increase in adjusted income from ‘14 excluding transactional FX impact			8.2
Incremental income excluding transactional FX as a % of Sales			29.6%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measure

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended
(Amounts in millions)	March 31,
	2015	2014
Net Cash Provided by Operating Activities	$86.5	$45.9
Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(15.9)	(23.2)

Free Cash Flow	$70.6	$22.7

Less: Streamlining & separation payments	(3.8)	(4.7)
Less: Acquisition related payments	(0.1)	(0.5)

Free Cash Flow excluding streamlining, separation & acquisition related payments	$74.5	$27.9

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2015 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2015 Guidance
Operating Income
Reported Operating Income Margin	13.0% - 13.9%
Streamlining cost, impact to margin	0.7%
Separation costs, impact to margin	0.1%
Indirect tax related costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.3%

Performance Operating Income Margin	14.2% - 15.1%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$282.1 - $305.3
Streamlining cost, net of tax	18.8
Separation costs, net of tax	3.4
Indirect tax related costs, net of tax	1.5
Acquisition related items, net of tax	6.7
Tax items	12.4

Performance Net Income Attributable to Company	$325.0 - $348.0

Reported Net Income Attributable to Company per Diluted Common Share	$4.86 - $5.26
Performance Net Income Attributable to Company per Diluted Common Share	$5.60 - $6.00
Diluted common shares outstanding	~58

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.